UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):
August 6, 2008

CORNERSTONE CORE PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-172191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2008 our Board of Directors unanimously elected Jody Fouch to fill the vacant seat on our Board of Directors and serve as chairman of our Audit Committee. The election of Mr. Fouch as a director was not made pursuant to any arrangement or understanding between Mr. Fouch and any other person. Mr. Fouch has not had any direct or indirect interests in any transaction with the registrant or in any currently proposed transaction to which the registrant is a party. Mr. Fouch will receive the standard compensation provided to all of our non-employee directors.

Mr. Fouch has been a partner with the public accounting firm of Skinner Fouch Olson & Schaus LLP and its predecessor, Fouch & Olson, LLP, since 2001. The firm specializes in providing business and tax planning advice to clients in the real estate industry. In the course of his public accounting career, Mr. Fouch has been involved in structuring REIT offerings, including UPREIT and down REIT structures and the development of tax deferral strategies. Mr. Fouch received a Bachelor of Arts degree from the University of San Diego in 1985.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: August 8, 2008	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer